UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2009

UNITED INSURANCE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52833	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c).	Appointment of Certain Officers

On December 15, 2009, United Insurance Holdings Corp. (“UIHC”, “we”, “our”) appointed Joseph R. Peiso; CPA, ARe; to serve as our Chief Financial Officer (“CFO”) beginning January 19, 2010. As CFO, Mr. Peiso will serve as our principal financial officer and our principal accounting officer. Our President and Chief Executive Officer, Donald Cronin, has been fulfilling the role of principal financial officer since July 29, 2009, and will cease serving that role effective January 19, 2010.

Mr. Peiso, age 50, has 25 years of experience in the property and casualty insurance industry, serving in various capacities, including public accounting, regulatory, financial reporting and managerial roles. He received his State of Florida CPA license in 1982, and he holds an Associate in Reinsurance and is a Chartered Property Casualty Underwriter. Prior to his appointment with United, Mr. Peiso worked for the last five years as a consultant for Sarasota Bay Insurance Managers, LLC. As a consultant, he assisted with regulatory supervision of certain Florida insurance companies, conducted financial analysis and financial modeling related to formations of insurance companies and mergers involving insurance companies, provided expertise in alternative dispute resolutions, and performed reviews of the adequacy of loss reserves for certain insurance companies.

Mr. Peiso will receive an annual salary of $200,000 prorated to his date of employment.

A copy of our press release announcing Mr. Peiso’s appointment as CFO is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press release issued by UIHC on December 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:	/s/ DONALD J. CRONIN
Donald J. Cronin
President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

December 21, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by UIHC on December 21, 2009.